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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of CHEC Asset Receivable Corporation, relating to Centex Home Equity Loan Trust 1999-3, of our report, dated February 2, 1999, on our audits of the consolidated financial statements and financial statement schedules of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".



                                       By: /s/ PricewaterhouseCoopers LLP
                                          -------------------------------


August 18, 1999